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                                  EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP
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                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the U.S. Vision, Inc. 1998 Director Compensation Plan of our report dated March 17, 1998 with respect to the consolidated financial statements of U.S. Vision, Inc. included in its Annual Report (Form 10- K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.



                                                     /S/      ERNST & YOUNG LLP



Philadelphia, Pennsylvania
January 29, 1999